                                                                    EXHIBIT 2.18

EMPLOYERS REASSURANCE CORPORATION
- -------------------------------------------------------------------------------
                 5200 Metcalf - P.O. Box 2981 - Overland Park, Kansas 66201-1381
                                         (913)676-5950 - Facsimile (913)676-5221

                                 AMENDMENT NO. 3

The Coinsurance Annuity and Supplemental Contract Reinsurance Agreement II of June 30, 1990, between EMPLOYERS REASSURANCE CORPORATION of Overland Park, Kansas and SOUTHWESTERN LIFE INSURANCE COMPANY of Dallas, Texas, is hereby amended as follows:

Effective December 31, 1991, the following subparagraph (c) is added to the last paragraph of Article IX:

     (c) The Portfolio shall be deemed to include an obligation equal to $25,000,000 minus the cumulative summation through the prior calendar quarter of the amounts specified in the following Schedule:

                                    Schedule

          Accounting Period                Quarterly Amount
          -----------------                ----------------
                First                             $0
                Second                        $1,064,500
              Third (1991)                    $1,234,750
             Fourth (1992)                    $1,153,750
              Fifth (1993)                    $1,159,000
              Sixth (1994)                    $1,137,500
            Seventh (1995)                    $1,032,750
          Eighth and Thereafter                   $0

          Such obligation shall bear interest at 9.65% per annum.

In all other respects not inconsistent herewith, said agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate.


SOUTHWESTERN LIFE INSURANCE                       EMPLOYERS REASSURANCE
          COMPANY                                      CORPORATION


By: /s/ John T. Hull                              By: /s/ James D. Maughn
   --------------------------------                  --------------------------
Title: Exec Vice Pres & Treas                     Title: SVP & Actuary
Date: 2/21/94                                     Date: 2/16/94



By: /s/ Joseph K. Haggerty                        By: /s/ T.R. Mickelson
   --------------------------------                  --------------------------
Title: Sr Vice President                          Title: V.P.
Date: 2/21/94                                     Date: 2/17/94